Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

January 26, 2021

U.S. Bancorp
800 Nicollet Mall
BC-MN-H18T

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

We (the “Representatives”) understand that U.S. Bancorp, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I (the “Underwriters”) an aggregate of 30,000,000 Depositary Shares (the “Offered Securities” and each a “Offered Security”), each representing 1/1000th of a share of the Company’s 4.000% Series M Non-Cumulative Perpetual Preferred Stock, $1.00 par value, with a liquidation preference of $25,000 per share (the “Preferred Stock”). The Preferred Stock, when issued, will be deposited against delivery of Depositary Receipts (the “Depositary Receipts”), which will evidence the Depositary Shares, that are to be issued by U.S. Bank National Association (the “Depositary”) under the Deposit Agreement, to be dated as of February 2, 2021, among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued hereunder.

Subject to the terms and conditions set forth herein and incorporated by reference herein, the Company hereby agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase, the numbers of the Offered Securities set forth opposite the name of such Underwriter at a purchase price of $24.75 per Offered Security (in the case of Offered Securities sold to institutional investors) or at a purchase price of $24.2125 per Offered Security (in the case of Offered Securities sold to retail investors) (the “Purchase Price”).

The Offered Securities shall have the terms that are further described in the Preliminary Prospectus and the term sheet specified in Schedule II hereto.

Except as otherwise provided herein, all the provisions contained in the document entitled “U.S. Bancorp Underwriting Agreement Standard Provisions (Preferred Stock, Which May Be Represented by Depositary Shares) (January 26, 2021)” (the “Standard Underwriting Agreement”) are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Standard Underwriting Agreement.

Execution Version

In addition, in consideration of the agreements of the Underwriters contained in this Underwriting Agreement and the Standard Underwriting Agreement, the Company covenants that, during a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Shares or Depositary Shares, any securities that are substantially similar to the Preferred Shares or the Depositary Shares, or any securities convertible into or exercisable or exchangeable for Preferred Shares, Depositary Shares or substantially similar securities, or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Shares or Depositary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares or Depositary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Shares and Depositary Shares to be sold hereunder.

For the purposes of this Underwriting Agreement only, the “Applicable Time” is 6:05 P.M. (New York City time) on the date of this Underwriting Agreement.

For purposes of this Underwriting Agreement only, the term “Underwriters’ Counsel” as used in the Standard Underwriting Agreement shall mean Sidley Austin LLP.

The Offered Securities purchased by each Underwriter shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the Purchase Price therefor in federal (same day) funds, at 10:00 A.M. (New York City time) on February 2, 2021 at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place and time as the Representatives and the Company may agree upon in writing.

This Underwriting Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document. Delivery of this Underwriting Agreement by one party to the other may be made by facsimile, electronic mail for other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Underwriting Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

[Signature Pages Follow]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

TD SECURITIES (USA) LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz

Name: Yurij Slyz

Title: Executive Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

TD SECURITIES (USA) LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By:	U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Kyle Stegemeyer

Name: Kyle Stegemeyer

Title: Managing Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

TD SECURITIES (USA) LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By:	BOFA SECURITIES, INC.

By:	/s/ Pankaj Vasudev

Name: Pankaj Vasudev

Title: Managing Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

TD SECURITIES (USA) LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose

Name: Scott G. Primrose

Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

TD SECURITIES (USA) LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By:	UBS SECURITIES LLC

By:	/s/ Sam Reinhart

Name: Sam Reinhart

Title: Managing Director

By:	/s/ James Anderson

Name: James Anderson

Title: Executive Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

TD SECURITIES (USA) LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley

Name: Carolyn Hurley

Title: Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

TD SECURITIES (USA) LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene

Name: Adam T. Greene

Title: Managing Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

TD SECURITIES (USA) LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner

Name: Stephen L. Sheiner

Title: Executive Director

[Signature Page to Underwriting Agreement]

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

BOFA SECURITIES, INC.

RBC CAPITAL MARKETS, LLC

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

TD SECURITIES (USA) LLC

Acting severally on behalf of themselves and
as representatives of the several Underwriters
named in Schedule I annexed hereto.

By:	TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi

Name: Luiz Lanfredi

Title: Director

[Signature Page to Underwriting Agreement]

Accepted by:

U.S. BANCORP

By:	/s/ John Stern

Name: John Stern

Title: Treasurer

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters’ Commitment to Purchase Offered Securities
Morgan Stanley& Co. LLC	3,600,000
U.S. Bancorp Investments,Inc.	3,600,000
BofA Securities,Inc.	3,600,000
RBC Capital Markets, LLC	3,600,000
UBS Securities LLC	3,600,000
Wells Fargo Securities, LLC	3,600,000
Goldman Sachs& Co. LLC	2,100,000
J.P. Morgan Securities LLC	2,100,000
TD Securities (USA) LLC	2,100,000
Citigroup Global Markets Inc.	450,000
Incapital LLC	450,000
Academy Securities,Inc.	150,000
AmeriVet Securities,Inc.	150,000
Blaylock Van, LLC	150,000
Cabrera Capital Markets LLC	150,000
Drexel Hamilton, LLC	150,000
Great Pacific Securities	150,000
R. Seelaus& Co., LLC	150,000
Siebert Williams Shank& Co., LLC	150,000
Total	30,000,000

SCHEDULE II

Final Term Sheet, dated January 26, 2021.